EXHIBIT 10.2

LEASE TERMINATION

AND

SURRENDER AGREEMENT

THIS LEASE TERMINATION AND SURRENDER AGREEMENT (this “Agreement”) is dated as of December 31, 2014 (the “Effective Date”), by and between 1000 Master Tenant, a Washington limited liability company (“Sublandlord”), and Jones Soda Co., a Washington corporation (“Subtenant”).

RECITALS

A.Subandlord and Subenant are parties to that certain Sublease Agreement entered into June 13, 2011  (the “Original Sublease”) with respect to the sublease of that certain premises consisting of 9,500 square feet of retail/office space, and common areas located at 1000 First Avenue South, Seattle, Washington 98134 (the “Premises”).  Unless otherwise defined, capitalized terms used herein shall have the meanings given in the Original Sublease.

B.Subtenant requires less space and will enter into a new lease with 66 South Hanford Street  Limited Partnership, a Washington limited partnership for property located 66 South Hanford Street, Seattle, Washington 98134 (the “New Lease”).

C.Sublandlord and Subtenant now desire to terminate the Original Sublease and provide for the surrender of the Premises to Sublandlord on the terms and provisions of this Agreement.

NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions set forth herein, the Sublandlord and Subtenant agree as follows:

1.Termination of Imperium Lease.  Sublandlord and Subtenant agree that the Original Sublease shall terminate on the date that is one (1) day prior to the commencement date of the New Lease  (the “Termination Date”), it being the intent of the parties that the Original Sublease and the New Lease shall be continuous such that there shall be no overlap or gap between the Termination Date and the commencement of the New Lease, and further that the termination of the Original Sublease is conditioned upon execution of the New Lease.  Upon the Termination Date, the Original Sublease shall terminate with the same force and effect as if it had terminated on its scheduled termination date.

2.Surrender of Premises.  On the Termination Date, Subtenant shall quit and surrender the Premises in good order, condition and repair.

3.Release.    As of midnight on the Termination Date, Subtenant shall be released from any obligations under the Original Sublease that accrued prior to the Termination Date, except for any obligations that are stated in the Original Sublease to survive the expiration or termination of the Original Sublease,  and except for Subtenant’s Pro Rata Share of Additional Rent, including the Operating Expenses, Common Area Maintenance Expenses, and Real Property Taxes for the time period through 2014.

4.Legal Representation. Each party acknowledges that it has been represented by counsel, or has had an opportunity to obtain the representation of counsel with respect to this Agreement.  Each party represents to the other that that party has read and understood the terms hereof and the consequences of executing this Agreement and that no representations have been made to that party to induce the execution of this Agreement.  Each party waives any right it may have to require the provisions of this Agreement to be construed against the party who drafted the same.

5.Authority.  Each person signing this Agreement on behalf of either party represents and warrants that he or she is authorized to execute and deliver this Agreement, and that upon such person’s execution hereof, this Agreement will become binding upon such party.

6.Submission Not An Offer. Subtenant acknowledges and agrees that submission of this Agreement to Subtenant for review and execution is not an offer and that this Agreement shall not be effective until it has been fully executed by both parties.

7.Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

8.Miscellaneous.

(a)This Agreement constitutes the entire agreement and understanding by and between Sublandlord and Subtenant with respect to the surrender of possession of the Premises and the termination of the Original Sublease and replaces all prior or contemporaneous oral or written agreements or understandings.

(b)This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns provided that Subtenant may not assign its rights under this Agreement except in connection with an assignment and assumption of all of its rights under the Original Sublease in accordance with the terms of the Original Sublease.

(c)This Agreement shall be governed by and construed in accordance with the substantive and procedural laws of the State of Washington, without regard to its conflicts of laws provisions.  All parties shall submit and not object to jurisdiction and venue in the Seattle Case Assignment Area of King County Superior Court, State of Washington, in connection with any claims arising out of this Agreement.    The parties intend that this Agreement be enforced to the greatest extent permitted by applicable law. Therefore, if any provision of this Agreement, on its face or as applied to any person or circumstance, is or becomes unenforceable to any extent, the remainder of this Agreement and the application of that provision to other persons, circumstances, or extent, will not be impaired.

(d)Each of the parties hereto acknowledges that it has negotiated for the specific considerations to be received by it hereunder and that damages would be an inadequate remedy for the breach of this Agreement by the other party.  Each of the parties hereto shall be entitled to enforce the terms of this Agreement by an action either for specific performance or for injunctive relief, or both, to prevent the breach or continued breach of this Agreement.  The prevailing party in any proceeding pursuant to or based upon this Agreement or in which this Agreement is asserted as a defense, shall be entitled to recover attorneys’ fees and costs incurred in such proceeding in such amount as the court shall determine to be reasonable.

IN WITNESS WHEREOF, the Sublandlord and Subtenant have executed and delivered this Agreement as of the day and year first above written.

SUBLANDLORD:

1000 MASTER TENANT, LLC, a Washington limited liability company

/s/ Larry Ice
By: Larry Ice
Its: Chief Financial Officer

SUBTENANT:

JONES SODA CO., a Washington corporation

/s/ Mark Miyata
By: Mark Miyata
Its: VP of Finance

SUBTENANT ACKNOWLEDGEMENT

STATE OF WASHINGTON COUNTY OF KING	}	ss.

I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgement is the person whose true signature appears on this document.

On this 5th day of January,  2015, before me personally appeared Mark Miyata, to me known to be the VP of Finance of JONES SODA CO., the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument.

WITNESS my hand and official seal hereto affixed the day and year first above written.

/s/ Robert T. Mimbu

NOTARY PUBLIC in and for the State of

Washington residing at

BELLEVUE

My commission expires: 6/19/2016

Print Name: Robert T. Mimbu

SUBLANDLORD'S ACKNOWLEDGEMENT

STATE OF WASHINGTON COUNTY OF KING	}	ss.

I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgement is the person whose true signature appears on this document.

On this 5th day of January, 2015, before me personally appeared Larry Ice, to me known to be the Chief Financial Officer of 1000 MASTER TENANT, LLC, the limited liability company that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said limited liability company, for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument.

WITNESS my hand and official seal hereto affixed the day and year first above written.

/s/ Candice Ayres

NOTARY PUBLIC in and for the State of

Washington residing at

SEATTLE, WA

My commission expires: 6/18/2017

Print Name: Candice Ayres